EXHIBIT 99.1

Mr. Bob Levine Joins SolarWindow as Director

Mr. Levine is co-founder of Avison Young, one of the fastest growing real estate companies in the world.

Scottsdale, AZ – December 18th, 2018 – SolarWindow Technologies, Inc. (OTC: WNDW; www.solarwindow.com), developer of transparent coatings that turn ordinary glass into electricity-generating windows, today announced the appointment of Mr. Bob Levine to its Board of Directors.

Mr. Bob Levine has been with Avison Young since 1994 and is one of the founding partners of the company which, with the purchase of GVA in the U.K. early in the New Year, will have 120 offices in 25 countries and 5,000 real estate professionals. Since 2008, Avison Young has been one of the fastest growing commercial real estate companies in the world. Having recently retired from the Board of Directors of Avison Young after 10 years’ service, Mr. Levine remains on Avison Young’s Executive Committee.

Mr. Levine has 40 years of experience in commercial real estate sales, leasing, and advisory roles and has worked with many leading developers, equity partners, and renowned investors. Having consummated many billions of dollars in transactions, he has been responsible for the sale of numerous landmark and Class-A office buildings, shopping centers, industrial properties, and major development sites.

Mr. Bob Levine Member of the Board of Directors SolarWindow Technologies, Inc.

“I believe this is the most exciting time in the history of SolarWindow. Only a few weeks ago, my family office led SolarWindow’s largest-ever financing so that we can hire the personnel and acquire the equipment needed to manufacture our electricity-generating glass products, which we believe is a brand-new form of electrification,” stated Mr. Harmel S. Rayat, Chairman of SolarWindow Technologies.

“I then reached out to Bob Levine, my long-time friend, mentor, and the co-founder of the one of the fastest growing real estate companies in the world. Today, I am proud to announce the addition of Bob to our Board. His wealth of experience and vast corporate network in the commercial real estate market provide us with instant access to some of the largest commercial building owners and developers.”

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Mr. Levine’s appointment to the Board of Directors follows many other recent SolarWindow advancements, including:

•	The filing of more than 90 U.S. and international patents and trademarks for protecting its brand identities, products, services, processes, and materials. Its technology is featured in an ‘Imagine – SolarWindow’ video: http://solarwindow.com/2016/05/imagine-solarwindow;

•	The completion of a $25 million equity financing led by Kalen Capital Corporation, the family office of Mr. Harmel S. Rayat, founder and Chairman of SolarWindow.

•	Setting a new company performance record for power efficiency with a 34% increase in performance over previous generations of its transparent electricity-generating glass;

•	The appointment of a new Chief Financial Officer, Mr. Steve Yan-Klassen, CPA, CMA, who brings more than 20 years of public company accounting and financial statement auditing experience, stock exchange reporting, regulatory compliance, and corporate finance experience covering a broad range of industries, including technology, energy, and manufacturing;

•	An alliance with nTact, a global leader in coating process equipment, to prototype, test, and manufacture machinery and equipment necessary for coating glass and flexible materials with the company’s transparent electricity-generating coatings, which will be used to create a manufacturing line; and

•	The collaboration with Raynergy Tek, one of the world’s leading suppliers of organic photovoltaic materials, used by SolarWindow to coat ordinary glass and turn it into electricity-generating windows to support the company’s pursuit of high-volume production, increased power output, and enhanced transparency of SolarWindow™ products for tall towers and skyscrapers.

An estimated 173,000 terawatts of solar energy strike the Earth continuously, which is more than 10,000 times the world’s total energy use. To efficiently harness this renewable, free energy, the concept of transparent electricity-generating windows was originally conceived a decade ago by Mr. Harmel S. Rayat, founder and Chairman of SolarWindow Technologies.

Since then, SolarWindow has won awards, presented to members of Congress, and been covered by numerous media outlets, including CNBC, Wall Street Journal, Engineering.com, Fast Company, Voice of America, Scientific American, National Geographic, and CCTV, China’s largest English language broadcaster (http://solarwindow.com/2018/07/watch-our-technology-on-cctv).

A single SolarWindow™ installation on a 50-story building, for example, could reduce electricity costs by as much as 50% per year, avoid more than two million miles of equivalent carbon dioxide emitted by vehicles on the road, and achieve a one-year financial payback, according to independently-validated engineering modeling.

And since almost 40% of electricity in the U.S. is generated by fossil fuels, reducing the burning of these fuels could help mitigate their impact on global warming and climate change, which a recent report mandated by U.S. Congress says is “an immediate threat, not a far-off possibility.”

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About SolarWindow Technologies, Inc.

SolarWindow Technologies, Inc. (Symbol: WNDW; www.solarwindow.com) creates transparent electricity-generating liquid coatings. When applied to glass or plastics, these coatings convert passive windows into electricity-generating windows, which produce power under natural, artificial, low, shaded, and even reflected light conditions.

Targeting the estimated 5.6 million U.S. commercial buildings, which consume almost $150 billion in electricity annually, the company’s transparent electricity-generating windows could reduce energy costs by up to 50% and achieve a one-year financial payback for building owners, the industry’s fastest financial return, according to independently-validated company power and financial modeling.

Power and Financial Model Disclaimer

The company’s Proprietary Power Production & Financial Model (Power & Financial Model) uses photovoltaic (PV) modeling calculations, which are consistent with renewable energy practitioner standards for assessing, evaluating and estimating renewable energy for a PV project. The Power & Financial Model estimator takes into consideration building geographic location, solar radiation for flat-plate collectors (SolarWindow™ irradiance is derated to account for 360 degrees building orientation and vertical installation), climate zone energy use and generalized skyscraper building characteristics when estimating PV power and energy production, and carbon dioxide equivalents. Actual power, energy production and carbon dioxide equivalents modeled may vary based upon building-to-building situational characteristics and varying installation methodologies.

For additional information, please call Briana Erickson at 800-213-0689 or visit: www.solarwindow.com.

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Media Contact:

Damaak Group

415-488-5281

media@solarwindow.com

Social Media Disclaimer

Investors and others should note that we announce material financial and other information to our investors using SEC filings and press releases. We use our website and social media to communicate with our subscribers, shareholders and the public about the company, SolarWindow™ technology development, and other corporate matters that are in the public domain. At this time, the company will not post information on social media that could be deemed to be material information unless that information was distributed to public distribution channels first. We encourage investors, the media, and others interested in the company to review the information we post on the company’s website and the social media channels listed below:

• Facebook

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* This list may be updated from time to time.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although SolarWindow Technologies, Inc. (the “company” or “SolarWindow Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the company's products, technical problems with the company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that SolarWindow Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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